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          SECURITIES AND EXCHANGE COMMISSION
                  450 5th STREET, N.W.
                WASHINGTON, D.C.  20549

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                       FORM 8-K

                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 29, 1998


                      CECIL BANCORP, INC.
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  (Exact Name of Registrant as Specified in Charter)

    Maryland                     0-24926          52-1883546
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(State or Other Jurisdiction   (Commission     (IRS Employer
of Incorporation)              File Number)   Identification No.)

         127 North Street, Elkton, Maryland  21921
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        (Address of Principal Executive Officer)

Registrant's telephone number, including area code:(410)398-1650
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                        Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

     On May 29, 1998, Cecil Bancorp, Inc. ("Cecil") announced it signed a definitive agreement with Columbian Bank, A Federal Savings Bank ("Columbian") whereby Cecil will acquire Columbian in a transaction pursuant to which Cecil will form an interim savings bank subsidiary which will merge into Columbian, with Columbian as a surviving subsidiary of Cecil. The merger will be accounted for as a pooling of interests and is intended to be tax free to all shareholders. Columbian shareholders will receive approximately 1.7 shares of Cecil common stock for each share of Columbian common stock, subject to adjustment pursuant to a formula which is tied to the trading price of Cecil common stock. Consummation of the transaction requires the satisfaction of certain conditions, including the approval of Columbian shareholders and the receipt of certain regulatory approvals. Columbian also granted to Cecil an option to purchase up to 19.9% of Columbian's outstanding shares of common stock upon the occurrence of certain events.

     For more information, reference is made to the Reorganization and Merger Agreement by and among Cecil and Columbian, attached hereto as Exhibit 2.1, the Stock Option Agreement between Cecil and Columbian, attached hereto as
Exhibit 2.2, the form of letter agreement attached hereto as
Exhibit 10.1 and the press release, attached hereto as Exhibit 99.1, all of which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     The following exhibits are filed herewith.

     (a)  Exhibits.

          2.1 Reorganization and Merger Agreement dated as of May 29, 1998 (Schedules omitted. Cecil agrees to supplementally furnish a copy of any omitted schedules, upon request.)

          2.2 Stock Option Agreement dated as of May 29, 1998

         10.1 Form of letter agreement between Columbian
              Directors and Cecil

         99.1 Press Release dated May 29, 1998
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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CECIL BANCORP, INC.
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                                       (Registrant)


                                 By: /s/ Mary B. Halsey
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                                     Mary B. Halsey
                                     President

Date  June 3, 1998
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